Exhibit 3.3

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

Formation - Profit Corporation

- [X] NRS 78 - Articles of Incorporation Domestic Corporation
- [ ] NRS 80 - Foreign Corporation
- [ ] NRS 89 - Articles of Incorporation Professional Corporation
- [ ] NRS 80 - Foreign Corporation Professional Corporation

[ ] 78A Formation - Close Corporation

(Name of Close Corporation MUST appear in the below heading)

Articles of Formation of ______________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

Game Your Game, Inc.

2. Registered Agent for Service of Process: (Check only one box)

- [X] Commercial Registered Agent:(name only below)
- [ ] Noncommercial Registered Agent (name and address below)
- [ ] Office or Position with Entity (title and address below)

National Registered Agents, Inc.
Name of Registered Agent **OR** Title of Office or Position with Entity

Street Address	City	State	Zip Code
701 S. Carson St., Suite 200	Carson City	Nevada	89701

Mailing Address (if different from street address)	City	State	Zip Code
		Nevada	

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

x /s/ Lisa Delaney
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 03/31/2026

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors [ ] Yes **OR** [X] No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

	Name	Country	Street Address	City	State	Zip/Postal Code
1)	Nadir Ali		405 Waverly Street	Palo Alto	CA	94301
2)						
3)						

5. Jurisdiction of Incorporation: (NRS 80 only)

5a. Jurisdiction of incorporation: ______

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. [ ]

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 5/22/2024

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov Formation  Profit Corporation Continued, Page 2 By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. Yes Number of Authorized shares with Par value: Number of Common shares with Par value: Number of Preferred shares with Par value: Number of shares with no par value: If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper. Par value: $ Par value: $ 6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.) 7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.) 8. Authorized Shares: (Number of shares corporation is authorized to issue NRS 80: Must include copy of the most recently filed in home jurisdiction setting forth the authorized stock of the corporation.) I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. X _________________________________________ Name 9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. Name, Address and Signature of the Incorporator for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional. City State Zip/Postal Code Please include any required or optional information in space below: (attach additional page(s) if necessary) AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING Country (attach additional page if necessary) Address This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 5/21/2024 Par value: $ Foreign Corporations, NRS 80 only: This is a corporation is a non-stock corporation. This is a corporation is a unlimited stock corporation Please indicate the break down of all corporate shares and the par value. 0.001 0.001 0.001 1,005,000,000 1,000,000,000 5,000,000 See attached Annex A which is incorporated by reference herein. Nadir Ali United States 405 Waverley Street Palo Alto CA 94301 /s/ Nadir Ali

Annex A

ADDENDUM TO THE

ARTICLES OF INCORPORATION

OF

GAME YOUR GAME, INC.

ARTICLE VIII. AUTHORIZED SHARES

(continued)

Game Your Game, Inc. (the “Corporation”) is authorized to issue up to 1,005,000,000 shares of capital stock, of which 1,000,000,000 shall be designated as “Common Stock”, each of which shall have a par value of $0.001 and 5,000,000 which shall be designated as “Preferred Stock”, each of which shall have a par value of $0.001.

(A) Provisions Relating to the Common Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock standing in such holder's name on the records of the Corporation on each matter submitted to a vote of the stockholders, except as otherwise required by law. Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to these Articles of Incorporation (including any resolution adopted pursuant to Section B of this Article VIII relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to these Articles of Incorporation (including any resolution adopted pursuant to Section B of this Article VIII relating to any series of Preferred Stock).

(B) Provisions Relating to the Preferred Stock. The Board of Directors (the “Board”) is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(1) The number of shares constituting that series and distinctive designation of that series;

(2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which dates or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

(5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of share of that series;

(8) Any other relative or participation rights, preferences and limitations of that series;

(9) If no shares of any series of Preferred Stock are outstanding, the elimination of the designation, powers, preferences, and right of such shares, in which event such shares shall return to their status as authorized but undesignated Preferred Stock.

ARTICLE X. REGISTERED OFFICE

The registered office of the Corporation shall be the street address of its registered agent in the State of Nevada. The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada.

ARTICLE XI. PURPOSE

The purpose or purposes of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Nevada law.

ARTICLE XII. BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE XIII. INDEMNIFICATION

(a) Right to Indemnification. The Corporation will indemnify to the fullest extent permitted by law any person (the “Indemnitee”) made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director of the Corporation or is or was serving as a director, officer, employee or agent of another entity at the request of the Corporation or any predecessor of the Corporation against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such action or proceeding.

(b) Non-exclusivity of Rights. The right to indemnification and to the advancement of expenses conferred by this Article XIII are not exclusive of any other rights that an Indemnitee may have or acquire under any statue, bylaw, agreement, vote of stockholders or disinterested directors, the Articles of Incorporation or otherwise.

ARTICLE XIV. LIABILITY

No director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any amendment or repeal of this Article XIV will not eliminate or reduce the affect of any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

ARTICLE XV. STOCKHOLDER MEETINGS

Meetings of stockholders may be held within or without the State of Nevada as the Bylaws may provide. The books of the Corporation may be kept outside the State of Nevada at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE XVI. AMENDMENT OF ARTICLES OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XVII. SPECIAL PROVISIONS REGARDING DISTRIBUTIONS

Notwithstanding anything to the contrary in these Articles of Incorporation or the Bylaws of the Corporation, the Corporation is hereby specifically allowed to make any distribution that otherwise would be prohibited by Section 78.288(2)(b) of the Nevada Revised Statutes.